As filed with the Securities and Exchange Commission on October 5, 1998
                                        Registration No. 333 - _____________
     -----------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                           GREEN MOUNTAIN COFFEE, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                     03-0339228
----------------------------------        --------------------------------------
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                    33 Coffee Lane, Waterbury, Vermont 05676
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                           GREEN MOUNTAIN COFFEE, INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                        ---------------------------------
                             (Full title of the plan)

                                Robert P. Stiller
                           Green Mountain Coffee, Inc.
                                 33 Coffee Lane
                            Waterbury, Vermont 05676
                            ------------------------
                     (Name and address of agent for service)

                                 (802) 244-5621
                                 --------------
              (Telephone number, including area code, of agent for service)

                                    Copy to:
                                 Mark V. D'Amico
                                Merritt & Merritt
                                 30 Main Street
                                    Suite 330
                            Burlington Vermont 05402
                                 (802) 658-7830

                         Calculation of Registration Fee

----------------- ---------------- ------------ -------------- -----------------
                                     Proposed      Proposed
                                     Maximum       Maximum
Title of                             Offering      Aggregate      Amount of
Securities to        Amount to be    Price Per     Offering       Registration
be Registered        Registered (1)  Share (2)     Price (2)      Fee
----------------- ---------------- ------------ -------------- -----------------
Common Stock
(par value $0.10
per share)           150,000         $4.50         $675,000       $199.13


(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional Shares that may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.

(2) Estimated solely for the purposes of calculating the amount of the registration fee. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the price shown is the average of the high and low selling prices of the Common Stock for October 1, 1998 as reported on the NASDAQ National Market.


                                     PART I

              Information Required in the Section 10(a) Prospectus

         The documents containing the information specified in Part I of this Registration Statement will be supplied to all persons eligible to participate in the Green Mountain Coffee, Inc. 1998 Employee Stock Purchase Plan.


                                     PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

         The following documents, or portions thereof, as filed with the Securities and Exchange Commission by the Registrant are hereby incorporated by reference:

         (A) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 27, 1997;

         (B) The Registrant's Quarterly Reports on From 10-Q for each of the quarters ended January 17, 1998, April 11, 1998 and July 4, 1998, and its Current Report on Form 8-K dated June 11, 1998.

         (C) The description of the Registrant's Common Stock contained in the section entitled "Description of Capital Stock" of the Registrant's Registration Statement on Form SB-2 filed on July 28, 1993 and declared effective on September 21, 1993 (File No. 33-66646) (which is incorporated by reference to
Item 1 of the Registrant's Registration Statement on Form 8-A (File No. 0-22398), dated September 10, 1993, filed pursuant to Section 12 of the Exchange
Act).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which de-registers all such securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         H. Kenneth Merritt, Jr., Managing Director of Merritt & Merritt, the Registrant's corporate counsel, serves as Assistant Secretary of the Registrant.


Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") generally provides that a corporation is authorized to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute describes in detail the right of the Registrant to indemnify any such person.

         Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit. The Registrant's Certificate of Incorporation limits the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

         The Registrant's Certificate of Incorporation and Bylaws state that the Registrant shall indemnify its officers, directors, and employees, and may indemnify its agents, to the full extent permitted by the laws of the State of Delaware. The Registrant currently maintains an officers' and directors'
liability insurance policy which covers, subject to the exclusions and limitations of the policy, officers and directors of the Registrant against certain liabilities which may be incurred by them solely in such capacities.

         For information regarding the Registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 9 hereof. The Registrant believes that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.


Item 7. Exemption from Registration Claimed.

Not applicable.


Item 8. Exhibits.

            Exhibit No.   Description
            -----------   -----------

            4 Certificate of Incorporation and Bylaws (incorporated by reference to Exhibits 3.1 and 3.2 in the Registrant's Registration Statement on Form SB-2 (Registration No.33-66646) filed with the SEC on July 28, 1993)

            5              Opinion of Merritt & Merritt

            23.1           Consent of Merritt & Merritt (contained in Exhibit 5)

            23.2           Consent of PricewaterhouseCoopers LLP

            24 Powers of Attorney (included on the signature page of this Registration Statement)

            99.1           Green  Mountain  Coffee,  Inc.  1998  Employee  Stock
                           Purchase Plan

            99.2           Employee Stock Purchase Plan Election Form


Item 9. Undertakings.

(A) The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

      2. That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, State of Vermont, on October 1, 1998.

                                                GREEN MOUNTAIN COFFEE, INC.

                                           By: /s/ Robert P. Stiller
                                              ----------------------
                                           Robert P. Stiller
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert P. Stiller and Robert D. Britt his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and his name, place and stead, in any and all capacities with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any of them, determine may be necessary, advisable or required to enable the Registrant to comply with the federal and state securities laws in connection with the matters covered by this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned in the capacities indicated to this Registration Statement, to any and all amendments and supplements, and to all instruments or documents filed as a part of or in connection with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

      This Power of Attorney may be signed in several counterparts.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                                    Date

/s/ Robert P. Stiller        Chairman of the Board of            October 1, 1998
-------------------------    Directors, President and Chief
Robert P. Stiller            Executive Officer
                             (Principal Executive Officer)


/s/ Robert D. Britt          Chief Financial Officer,            October 1, 1998
-------------------------    Vice President,Treasurer,
Robert D. Britt              Secretary and Director
                             (Principal Financial and Accounting Officer)


/s/ Stephen J. Sabol         Vice President and Director         October 1, 1998
-------------------------
Stephen J. Sabol


/s/ Jonathan C. Wettstein    Vice President and Director         October 1, 1998
-------------------------
Jonathan C. Wettstein


/s/ William D. Davis         Director                            October 1, 1998
-------------------------
William D. Davis


/s/ Jules A. del Vecchio     Director                            October 1, 1998
-------------------------
Jules A. del Vecchio


/s/ David E. Moran           Director                            October 1, 1998
-------------------------
David E. Moran

                                  EXHIBIT INDEX


            Exhibit No.   Description
            -----------   -----------

            4 Certificate of Incorporation and Bylaws (incorporated by reference to Exhibits 3.1 and 3.2 in the Registrant's Registration Statement on Form SB-2 (Registration No.33-66646) filed with the SEC on July 28, 1993)

            5              Opinion of Merritt & Merritt

            23.1           Consent of Merritt & Merritt (contained in Exhibit 5)

            23.2           Consent of PricewaterhouseCoopers LLP

            24 Powers of Attorney (included on the signature page of this Registration Statement)

            99.1           Green  Mountain  Coffee,  Inc.  1998  Employee  Stock
                           Purchase Plan

            99.2           Employee Stock Purchase Plan Election Form